EXHIBIT 99.2

For Immediate Release

Contact: Yvonne Donaldson

713-209-8464

donaldson@cooperindustries.com

Cooper Industries Reports Record Second Quarter;
Continuing Earnings of $1.27 Per Share, Up 25 Percent

Company Increases Full-Year Outlook

HOUSTON, July 20, 2006 – Cooper Industries, Ltd. (NYSE: CBE) today reported second quarter 2006 earnings per share from continuing operations of $1.27 (diluted), an increase of 25 percent compared with $1.02 earnings per share for the second quarter of 2005. Second quarter 2006 revenues increased 8 percent to $1.29 billion, compared with $1.19 billion for the same period last year. Income from continuing operations rose 23 percent to $119.8 million, compared with the prior year amount of $97.3 million.

“With a second consecutive record quarter, our businesses continue to deliver excellent results, powered by strong core demand in key served markets, including industrial, utility and commercial construction, plus a growing global economy,” said Cooper Industries Chairman, President and Chief Executive Officer Kirk S. Hachigian. “This quarter is again characterized by good execution on customer-focused initiatives, including marketing programs, new product introductions, continued global expansion and increased productivity and service, all of which contribute to organic growth, increased margins and strong cash flow.”

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As previously announced, the Company and other parties involved in the resolution of the Federal-Mogul Corporation (“FMC”) bankruptcy proceedings reached a revised agreement regarding Cooper’s participation in FMC’s 524(g) asbestos claimants’ trust. In light of the revised agreement, the Company recognized an after-tax discontinued operations charge in the 2006 second quarter of $20.3 million, or $.21 per diluted share. Inclusive of the charge, net income for the second quarter of 2006 was $99.5 million, or $1.06 per share, compared with $97.3 million, or $1.02 per share, for the prior year’s second quarter.

“Cooper’s financial position remains very strong. The Company’s debt-to-total capitalization ratio, net of cash at June 30, 2006, was 22.6 percent, compared with 24.0 percent at the same time last year,” said Hachigian.

Revenues for the first six months of 2006 were $2.53 billion, an 8 percent increase from the $2.33 billion in revenues for the first six months of 2005. Earnings per share from continuing operations for the first six months of 2006 were $2.41, compared with $1.94 for the same period in 2005, an increase of 24 percent. Income from continuing operations for the first six months of 2006 rose 23 percent to $227.5 million, compared with $185.1 million for the first six months of last year.

Segment Results
Electrical Products segment revenues for the second quarter of 2006 increased 9 percent to $1.10 billion, compared with $1.01 billion in the second quarter of 2005. Recent acquisitions contributed approximately 2 percent to the year-over-year growth. Favorable currency translation had a negligible impact on the second quarter. Segment operating earnings were $177.5 million, an increase of 20 percent from $148.2 million in the prior year’s second quarter. Segment operating margin improved 140 basis points to 16.1 percent for the second quarter of 2006.

The increase in revenues for the Electrical Products segment reflects continued strong growth in industrial and utility markets, and improved activity in commercial markets. Sales to the retail channel were soft, against very strong comparables in the second quarter of 2005.

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Electrical Products segment revenues for the first half of 2006 grew 9 percent to $2.16 billion, compared with $1.98 billion in 2005. Segment operating earnings for the first six months increased 19 percent to $337.6 million compared with $283.6 million for the same period last year.

Tools segment revenues for the second quarter of 2006 increased 3 percent to $184.3 million, compared with 2005 second quarter revenues of $178.6 million. Currency translation increased revenues approximately 1 percent in the quarter. Segment operating earnings for the period were $19.6 million, an increase of 24 percent, compared with $15.8 million for the second quarter of 2005. Segment operating margin for the second quarter of 2006 improved 180 basis points to 10.6 percent, compared with 8.8 percent for the same period last year. The increase in revenues in the Tools segment reflects improved demand for both hand and power tools from industrial markets, and increased shipments of assembly equipment.

Revenues for the first six months of 2006 increased 3 percent to $364.6 million, compared with $355.1 million for the same period last year. Segment operating earnings for the first half of 2006 grew 21 percent to $36.9 million, compared with $30.5 million in the prior-year period.

Outlook
“While recent political events and higher interest rates are a concern, the worldwide economic environment remains strong, and our business performance remains on track, which provides us with cautious optimism for the remainder of 2006,” said Hachigian. “The global energy infrastructure continues to grow, with solid demand from utilities and the industrial sector, and improving nonresidential construction offsetting slower residential construction. While commodity pricing and energy continue to drive cost pressures, our initiatives provide the foundation for the Company to deliver record earnings.

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“We now expect 2006 revenues to increase in the range of 7 to 9 percent, with earnings per share from continuing operations between $4.90 and $5.05, an increase of $ .15 per share from the Company’s previous outlook. This represents a 19 to 23 percent increase, compared with full-year results for 2005. Third quarter 2006 revenue increases are expected to be in the range of 7 to 9 percent, with earnings per share of $1.28 to $1.35.”

About Cooper Industries
Cooper Industries, Ltd. is a global manufacturer of electrical products and tools, with 2005 revenues of $4.7 billion, approximately 30 percent of which are international sales. Incorporated in Bermuda with administrative headquarters in Houston, Cooper employs approximately 29,000 people and operates eight divisions: Cooper B-Line, Cooper Bussmann, Cooper Crouse-Hinds, Cooper Lighting, Cooper Menvier, Cooper Power Systems, Cooper Wiring Devices and Cooper Tools Group. Cooper Connection provides a common marketing and selling platform for Cooper’s sales to electrical distributors. For more information, visit the website at www.cooperindustries.com.

Comparisons of 2006 and 2005 second quarter and year-to-date results appear on the following pages.

Statements in this news release are forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s earnings outlook. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, and actual results may differ materially from anticipated results. Important factors which may affect the actual results include, but are not limited to: 1) competitive pressures and future global economic conditions, including the level of market demand for the Company’s products; 2) changes in raw material, transportation and energy costs; 3) the ability to execute and realize the expected benefits from strategic initiatives including revenue growth plans, and cost-control and productivity improvement programs; 4) any disruptions from manufacturing rationalizations and the implementation of the Enterprise Business System; 5) mergers and acquisitions, and their integration; 6) political developments; 7) changes in financial markets including currency exchange fluctuations; 8) changes in legislation and regulations including changes in the tax laws, tax treaties or tax regulations; 9) the timing and amount of share repurchases by the Company; and 10) the resolution of potential liability exposure resulting from Federal-Mogul Corporation’s bankruptcy filing.

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Conference Call
Cooper will hold a conference call today at 12:00 noon EDT to provide shareholders and other interested parties an overview of the Company’s second quarter 2006 performance. Those interested in hearing the conference call may listen via telephone by dialing (866) 510-0712, using pass code 77723553, or over the Internet through the Investor Center section of the Company’s website, using the “Management Presentations” link. International callers should dial (617) 597-5380 and use pass code 77723553.

A replay briefing will be available by telephone until 11:00 p.m. EDT on July 27, 2006, and over the Internet through August 3, 2006. The telephone number to access the replay is (888) 286-8010, and the pass code is 53271922. International callers should dial (617) 801-6888 and use the same pass code.

The conference call may include non-GAAP financial measures. Cooper will post a reconciliation of those measures to the most directly comparable GAAP measures in the Investor Center section of the Company’s website under the heading “Management Presentations.”

Informational exhibits concerning the Company’s second quarter performance that may be referred to during the conference call will be available in the Investor Center section of the Company’s website under the heading “Management Presentations” prior to the beginning of the call.

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CONSOLIDATED RESULTS OF OPERATIONS

	Quarter Ended June 30,
	2006	2005
	(in millions where applicable)
Revenues	$1,287.8	$1,189.2
Cost of sales	870.3	814.7
Selling and administrative expenses	244.3	232.9

Operating earnings	173.2	141.6
Interest expense, net	12.4	17.7

Income from continuing operations before income taxes	160.8	123.9
Income taxes	41.0	26.6

Income from continuing operations	119.8	97.3
Charge related to discontinued operations	20.3	—

Net income	$99.5	$97.3

Net Income Per Common share:
Basic:
Continuing operations	$1.30	$1.05
Discontinued operations charge	.22	—

Net income	$1.08	$1.05

Diluted:
Continuing operations	$1.27	$1.02
Discontinued operations charge	.21	—

Net income	$1.06	$1.02

Shares Utilized in Computation of Income Per Common Share:
Basic	92.2 million	93.0 million
Diluted	94.2 million	95.4 million

PERCENTAGE OF REVENUES

	Quarter Ended June 30,
	2006	2005
Revenues	100.0%	100.0%
Cost of sales	67.6%	68.5%
Selling and administrative expenses	19.0%	19.6%
Operating earnings	13.4%	11.9%
Income from continuing operations before income taxes	12.5%	10.4%
Income from continuing operations	9.3%	8.2%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Quarter Ended June 30
Segment Information

	Quarter Ended June 30,
	2006	2005
	(in millions)
Revenues:
Electrical Products	$1,103.5	$1,010.6
Tools	184.3	178.6

Total	$1,287.8	$1,189.2

Segment Operating Earnings:
Electrical Products	$177.5	$148.2
Tools	19.6	15.8

Total Segment Operating Earnings	197.1	164.0
General Corporate Expense	23.9	22.4
Interest expense, net	12.4	17.7

Income from continuing operations before income taxes	$160.8	$123.9

	Quarter Ended June 30,
	2006	2005
Return on Sales:
Electrical Products	16.1%	14.7%
Tools	10.6%	8.8%
Total Segments	15.3%	13.8%

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CONSOLIDATED RESULTS OF OPERATIONS

	Six Months Ended June 30,
	2006	2005
	(in millions where applicable)
Revenues	$2,528.7	$2,334.0
Cost of sales	1,717.1	1,602.3
Selling and administrative expenses	481.8	460.4

Operating earnings	329.8	271.3
Interest expense, net	24.5	35.5

Income from continuing operations before income taxes	305.3	235.8
Income taxes	77.8	50.7

Income from continuing operations	227.5	185.1
Charge related to discontinued operations	20.3	—

Net Income	$207.2	$185.1

Net Income Per Common share:
Basic:
Continuing operations	$2.47	$1.99
Discontinued operations charge	.22	—

Net income	$2.25	$1.99

Diluted:
Continuing operations	$2.41	$1.94
Discontinued operations charge	.21	—

Net income	$2.20	$1.94

Shares Utilized in Computation of Income Per Common Share:
Basic	92.2 million	93.0 million
Diluted	94.3 million	95.5 million

PERCENTAGE OF REVENUES

	Six Months Ended June 30,
	2006	2005
Revenues	100.0%	100.0%
Cost of sales	67.9%	68.7%
Selling and administrative expenses	19.1%	19.7%
Operating earnings	13.0%	11.6%
Income from continuing operations before income taxes	12.1%	10.1%
Income from continuing operations	9.0%	7.9%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Six Months Ended June 30
Segment Information

	Six Months Ended June 30,
	2006	2005
	(in millions)
Revenues:
Electrical Products	$2,164.1	$1,978.9
Tools	364.6	355.1

Total	$2,528.7	$2,334.0

Segment Operating Earnings:
Electrical Products	$337.6	$283.6
Tools	36.9	30.5

Total Segment Operating Earnings	374.5	314.1
General Corporate Expense	44.7	42.8
Interest expense, net	24.5	35.5

Income from continuing operations before income taxes	$305.3	$235.8

	Six Months Ended June 30,
	2006	2005
Return on Sales:
Electrical Products	15.6%	14.3%
Tools	10.1%	8.6%
Total Segments	14.8%	13.5%

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CONSOLIDATED BALANCE SHEETS
(PRELIMINARY)

	June 30,	Dec. 31,
	2006	2005
	(in millions)
ASSETS
Cash and cash equivalents	$350.2	$452.8
Receivables	961.6	842.4
Inventories	631.1	538.7
Deferred income taxes and other assets	273.4	297.2

Total current assets	2,216.3	2,131.1

Property, plant and equipment, less accumulated depreciation	664.8	673.7
Goodwill	2,181.2	2,084.0
Deferred income taxes and other noncurrent assets	284.4	326.3

Total assets	$5,346.7	$5,215.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$6.4	$7.6
Accounts payable	469.6	427.8
Accrued liabilities	479.9	518.0
Current discontinued operations liability	218.7	196.3
Current maturities of long-term debt	11.6	11.4

Total current liabilities	1,186.2	1,161.1

Long-term debt	1,000.8	1,002.9
Postretirement benefits other than pensions	154.8	163.0
Long-term discontinued operations liability	330.0	330.0
Other long-term liabilities	389.6	352.9

Total liabilities	3,061.4	3,009.9

Common stock	0.9	0.9
Capital in excess of par value	306.8	383.2
Retained earnings	2,135.7	1,997.4
Accumulated other nonowner changes in equity	(158.1)	(176.3)

Total shareholders’ equity	2,285.3	2,205.2

Total liabilities and shareholders’ equity	$5,346.7	$5,215.1

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RATIOS OF DEBT-TO-TOTAL CAPITALIZATION
AND NET DEBT-TO-TOTAL CAPITALIZATION
(PRELIMINARY)

	June 30,	Dec. 31,
	2006	2005
	(in millions where applicable)
Short-term debt	$6.4	$7.6
Current maturities of long-term debt	11.6	11.4
Long-term debt	1,000.8	1,002.9

Total debt	1,018.8	1,021.9
Total shareholders’ equity	2,285.3	2,205.2

Total capitalization	$3,304.1	$3,227.1

Total debt-to-total-capitalization ratio	30.8%	31.7%
Total debt	$1,018.8	$1,021.9
Less cash and cash equivalents	350.2	452.8

Net debt	668.6	569.1

Total capitalization	3,304.1	3,227.1
Less cash and cash equivalents	350.2	452.8

Total capitalization net of cash	$2,953.9	$2,774.3

Net debt-to-total-capitalization ratio	22.6%	20.5%

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(PRELIMINARY)

	Six Months Ended June 30,
	2006	2005
	(in millions)
Cash flows from operating activities:
Net income	$207.2	$185.1
Plus: charge for discontinued operations	20.3	—

Income from continuing operations	227.5	185.1
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	54.6	57.5
Deferred income taxes	10.8	5.3
Excess tax benefits from stock options and awards	(19.8)	—
Restructuring charge payments	—	(0.4)
Changes in assets and liabilities(1)
Receivables	(100.2)	(74.9)
Inventories	(76.3)	(69.4)
Accounts payable and accrued liabilities	(18.0)	14.0
Other assets and liabilities, net	97.4	64.2

Net cash provided by operating activities	176.0	181.4

Cash flows from investing activities:
Capital expenditures	(40.2)	(47.9)
Cash paid for acquired businesses	(84.2)	(2.4)
Proceeds from sales of property, plant and equipment and other	4.8	4.3

Net cash used in investing activities	(119.6)	(46.0)

Cash flows from financing activities:
Repayments of debt	(2.1)	(117.9)
Dividends	(68.9)	(69.4)
Subsidiary purchase of parent shares	(185.4)	(77.2)
Excess tax benefits from stock options and awards	19.8	—
Activity under employee stock plans and other	69.9	41.2

Net cash used in financing activities	(166.7)	(223.3)

Effect of exchange rate changes on cash and cash equivalents	7.7	(27.9)

Decrease in cash and cash equivalents	(102.6)	(115.8)
Cash and cash equivalents, beginning of period	452.8	652.8

Cash and cash equivalents, end of period	$350.2	$537.0

(1) Net of the effects of translation and acquisitions

Free Cash Flow Reconciliation

	Three Months Ended June 30,
	2006	2005
	(in millions)
Net cash provided by operating activities	$150.4	$161.2
Less capital expenditures	(23.5)	(28.0)
Add proceeds from sales of property, plant and equipment and other	4.6	3.8

Free cash flow	$131.5	$137.0

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